EXHIBIT 32.2

CERTIFICATIONS

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2008 of Valence Technology, Inc. (the “Issuer”).

I, Robert L. Kanode, the Principal Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)                                                                the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)                                                               the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 10, 2008
/s/ Robert L. Kanode
Robert L. Kanode
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)